EXHIBIT 5

                     OPINION AND CONSENT OF MCKEE NELSON LLP

                                 August 17, 2001

Impac Mortgage Holdings, Inc.
1401 Dove Street
Newport Beach, California 92660

     Re:  Registration Statement on Form S-8

Dear Ladies and Gentlemen:

     We have acted as Maryland counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,000,000 shares of common stock, $0.01 par value per share (the "Shares") under the Impac Mortgage Holdings, Inc. 2001 Stock Option, Deferred Stock, and Restricted Stock Plan (the "2001 Stock Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     In connection with this opinion, we have reviewed the Company's Registration Statement, which is to be filed on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering 1,000,000 shares of the Company's Common Stock (the "Shares") issuable under the Plan; the organizational documents of the Company; certain of the Company's proceedings as reflected in its minute books; and such other records as we have deemed relevant.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

     Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements or stock issuance agreements duly authorized, executed and delivered under the 2001 Stock Plan and in accordance with the Registration Statement, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Maryland. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above.

     We consent to the filing of this opinion letter as an exhibit to the


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Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

     By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     This opinion is being furnished for your benefit. Accordingly it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Kirkpatrick & Lockhart LLP, counsel to the Company) without, in each instance, our prior written consent.



                                             Very truly yours,

                                             /s/ MCKEE NELSON LLP
                                             -----------------------------------
                                             MCKEE NELSON LLP